Exhibit 99.2

EMSC NEWS — FOR IMMEDIATE RELEASE

Contact:                                                   Deborah Hileman

(303) 495-1210

Deborah.hileman@emsc.net

Emergency Medical Services Provides Additional Transaction Details

Greenwood Village, Colo.—(February 14, 2011) — Emergency Medical Services Corporation (NYSE: EMS) (“EMSC” or “the Company”) earlier today issued a press release announcing that it has signed a definitive agreement to be acquired by an affiliate of Clayton, Dubilier & Rice, LLC.  This release referred to a $3.2 billion transaction value. This value comprises an equity purchase price of $64.00 per share with approximately 45.5 million net diluted shares and LP Exchangeable Units outstanding.  The transaction value also includes net debt and estimated transaction costs of approximately $300 million.

About Emergency Medical Services Corporation

Emergency Medical Services Corporation (EMSC) is a leading provider of emergency medical services in the United States. EMSC operates two business segments: American Medical Response, Inc. (AMR), the Company’s healthcare transportation services segment, and EmCare Holdings Inc. (EmCare), the Company’s outsourced facility-based physician services segment. AMR is the leading provider of ambulance services in the United States. EmCare is a leading provider of outsourced physician services to healthcare facilities. In 2010, EMSC provided services in nearly 14.0 million patient encounters in more than 2,200 communities nationwide. EMSC is headquartered in Greenwood Village, Colorado. For additional information, visit http://www.emsc.net.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file a preliminary proxy statement with the Securities and Exchange Commission. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT REGARDING THE PROPOSED MERGER AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION.  Security holders will be able to inspect, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Please

call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.   The preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC are also available at the SEC’s website at http://www.sec.gov.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of the Company’s participants in the solicitation will be set forth in the Company’s proxy statement relating to the merger when it becomes available.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in this press release are: the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates and methods; the adequacy of our insurance coverage and insurance reserves; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry; the impact of potential changes in the healthcare industry generally resulting from legislation currently under consideration; our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians; our ability to generate cash flow to service our debt obligations; the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment; the loss of one or more members of our senior management team; the outcome of government investigations of certain of our business practices; our ability to successfully restructure our operations to comply with future changes in government regulation; the loss of existing contracts and the accuracy of our assessment of costs under new contracts; the high level of competition in our industry; our ability to maintain or implement complex information systems; our ability to implement our business strategy; our ability to successfully integrate strategic acquisitions; and our ability to comply with the terms of our settlement agreements with the government.

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